                             CENDANT CORPORATION
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
          OF CENDANT CORPORATION FOR THE YEAR ENDED DECEMBER 31, 1996

   The pro forma consolidated statement of income of Cendant Corporation ("Cendant") for the year ended December 31, 1996 is presented as if the following transactions had occurred on January 1, 1996: (i) the acquisition of Avis, Inc. ("Avis") and the November 1996 issuance of Cendant common stock (the "Avis Offering") as partial consideration for Avis; (ii) the September 1997 initial public offering of a majority interest in the corporation which owns all company-owned Avis car rental locations ("ARAC"); (iii) the acquisition of Resort Condominiums International, Inc. and its affiliates ("RCI") and the issuance of Cendant common stock as partial consideration for RCI; (iv) the May, 1996 acquisition of the common stock of Coldwell Banker Corporation ("Coldwell Banker") and the related contribution of Coldwell Banker's owned real estate brokerage offices (the "Owned Brokerage Business") to a newly created independent trust (the "Trust"); (v) the receipt of proceeds from an offering of Cendant common stock (the "Second Quarter 1996 Offering") to the extent necessary to fund (a) the acquisition of Coldwell Banker and the related repayment of indebtedness and acquisition expenses and
(b) the cash consideration portion in the Avis acquisition; (vi) the acquisitions of: the six Century 21 non-owned regions ("Century 21 NORS") during the second quarter of 1996, Travelodge in January, 1996 and Electronic Realty Associates ("ERA") in February, 1996 (collectively, the "Other 1996 Acquisitions"); and (vii) the February, 1996 issuance of $240 million of 4 3/4% Convertible Senior Notes Due 2003 to the extent such proceeds were used to finance the Other 1996 Acquisitions.

   All of Cendant's aforementioned acquisitions have been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been recorded at their estimated fair values, with appropriate recognition given to the effect of current interest rates and income taxes. Management believes that the accounting used to reflect the above transactions provides a reasonable basis on which to present the unaudited pro forma statement of income of Cendant for the year ended December 31, 1996. Cendant has entered into certain immaterial transactions which are not reflected in the pro forma consolidated statement of income.

   The pro forma consolidated statement of income does not purport to present the results of operations of Cendant had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The pro forma statement of income does not reflect cost savings and revenue enhancements that management believes have been and may continue to be realized following the acquisitions. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that were actually realized or will be realized.

   The pro forma consolidated statement of income is based on certain assumptions and adjustments described in the Notes to Unaudited Pro Forma Consolidated Statement of Income and should be read in conjunction therewith and with the consolidated financial statements and related notes thereto of Cendant, as included in the Current Report on Form 8-K of Cendant Corporation dated January 29, 1998, and the financial statements and related notes of the acquired companies previously filed with the Securities and Exchange Commission pursuant to Regulation S-X Rule 3-05, "Financial Statements of Businesses Acquired or to be Acquired."

                             CENDANT CORPORATION
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                   (in thousands, except per share amounts)

                                               HISTORICAL
                                        -------------------------
                                                       ACQUIRED      PRO FORMA
                                           CENDANT     COMPANIES    ADJUSTMENTS     PRO FORMA
                                        ------------ -----------  --------------  ------------
NET REVENUES
 Membership and service fees--net .....  $3,433,917    $623,159      $  11,835 (A)  $4,009,382
                                                                      (235,625)(B)
                                                                       176,096 (D)
 Fleet leasing (net of depreciation
  and interest costs of $1,132,408) ...      56,660                                     56,660
 Other.................................     421,919       5,718        (18,417)(D)     409,220
                                        ------------ -----------  --------------   -----------
Net revenues...........................   3,912,496     628,877        (66,111)      4,475,262
                                        ------------ -----------  --------------   -----------
EXPENSES
 Operating.............................   1,396,504     479,075         79,886 (D)   1,652,466
                                                                       (75,636)(E)
                                                                      (227,363)(F)
 Marketing and reservation.............   1,089,482     128,607                      1,218,089
 General and administrative............     339,543       6,114           (416)(I)     345,241
 Merger related costs and other unsual
  charges (L) .........................     179,945                                    179,945
 Depreciation and amortization.........     167,907      40,884         25,517 (G)     234,308
 Interest, net.........................      25,445     (17,728)        11,718 (H)      48,210
                                                                         6,000 (D)
                                                                        22,775 (C)
                                        ------------ -----------  --------------   -----------
Total expenses.........................   3,198,826     636,952       (157,519)      3,678,259
                                        ------------ -----------  --------------   -----------
Income (loss) before income taxes .....     713,670      (8,075)        91,408         797,003
Provision (benefit) for income taxes ..     290,059      (6,689)        40,204 (J)     323,574
                                        ------------ -----------  --------------   -----------
Net income (loss)......................  $  423,611    $ (1,386)     $  51,204      $  473,429
                                        ============ ===========  ==============   ===========
PER SHARE INFORMATION (PRIMARY)
 Net income............................  $      .53                                 $      .57
                                        ============                               ===========
 Weighted average shares outstanding ..     814,292                     30,505 (K)     844,797
                                        ============              ==============   ===========

PER SHARE INFORMATION (FULLY DILUTED)
 Net income............................  $      .52                                 $      .56
                                        ============                               ===========
 Weighted average shares outstanding ..     820,586                     30,505 (K)     851,091
                                        ============              ==============   ===========

      See notes to unaudited pro forma consolidated statement of income.

                             CENDANT CORPORATION
          UNAUDITED HISTORICAL CONSOLIDATING STATEMENT OF OPERATIONS
                            OF ACQUIRED COMPANIES
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                (in thousands)

                                                          HISTORICAL (1)
                                       ----------------------------------------------------
                                         AVIS, (2)                 COLDWELL     OTHER 1996       TOTAL
                                        AS ADJUSTED      RCI        BANKER     ACQUISITIONS   HISTORICAL
                                       ------------- ----------  ----------- --------------  ------------
NET REVENUES
 Service fees.........................    $32,335      $284,996    $295,478      $10,350       $623,159
 Other................................                                4,067        1,651          5,718
                                       ------------- ----------  ----------- --------------  ------------
  Net revenues........................     32,335       284,996     299,545       12,001        628,877
                                       ------------- ----------  ----------- --------------  ------------
EXPENSES
 Operating............................     25,379       130,113     312,348       11,235        479,075
 Marketing and reservation............                  128,607                                 128,607
 Depreciation and amortization .......     15,345        16,097       9,021          421         40,884
 Interest, net........................                  (22,376)      3,155        1,493        (17,728)
 Other................................                    4,838         512          764          6,114
                                       ------------- ----------  ----------- --------------  ------------
  Total expenses......................     40,724       257,279     325,036       13,913        636,952
                                       ------------- ----------  ----------- --------------  ------------
Income (loss) before income taxes ....     (8,389)       27,717     (25,491)      (1,912)        (8,075)
Provision (benefit) for income
 taxes................................         99         3,644     (10,432)                     (6,689)
                                       ------------- ----------  ----------- --------------  ------------
Net income (loss).....................    $(8,488)     $ 24,073    $(15,059)     $(1,912)      $ (1,386)
                                       ============= ==========  =========== ==============  ============

------------
(1) Reflects results of operations for the period from January 1, 1996 to the respective dates of acquisition.

(2) The historical consolidated statement of operations of Avis, as adjusted, has been adjusted to present only the historical operating results of the portion of Avis intended to be retained by Cendant.

Note: Certain reclassifications have been made to the historical results of acquired companies to conform to Cendant's pro forma classification.

                             CENDANT CORPORATION
          UNAUDITED HISTORICAL CONSOLIDATING STATEMENT OF OPERATIONS
                          OF OTHER 1996 ACQUISITIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                                (in thousands)

                                               HISTORICAL (1)
                                   -------------------------------------
                                    CENTURY 21                               TOTAL
                                       NORS       TRAVELODGE      ERA      HISTORICAL
                                   ------------ ------------  ---------- ------------
NET REVENUES
 Service fees.....................    $6,668         $688       $ 2,994     $10,350
 Other............................       449                      1,202       1,651
                                   ------------ ------------  ---------- ------------
  Net revenues....................     7,117          688         4,196      12,001
                                   ------------ ------------  ---------- ------------
EXPENSES
 Operating........................     7,566          552         3,117      11,235
 Depreciation and amortization ...       285                        136         421
 Interest, net....................         2                      1,491       1,493
 Other............................                                  764         764
                                   ------------ ------------  ---------- ------------
  Total expenses..................     7,853          552         5,508      13,913
                                   ------------ ------------  ---------- ------------
Income (loss) before income
taxes.............................      (736)         136        (1,312)     (1,912)
Provision for income taxes  ......
                                   ------------ ------------  ---------- ------------
Net income (loss).................    $ (736)        $136       $(1,312)    $(1,912)
                                   ============ ============  ========== ============

------------
(1) Reflects results of operations for the period from January 1, 1996 to the respective dates of acquisition.

Note: Certain reclassifications have been made to the historical results of acquired companies to conform to Cendant's pro forma classification.

                             CENDANT CORPORATION
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

A. SERVICE FEE REVENUE:

   The pro forma adjustment reflects the elimination of franchise revenue paid by the Century 21 NORS to Century 21 under sub-franchise agreements (offset against operating expense--see Note E) and the addition of franchise fees to be received under franchise contracts with owned brokerage offices upon contribution of the Owned Brokerage Business to the Trust. Pro forma adjustments to service fee revenue consist of the following ($000's):

Eliminate:
  Century 21 revenue included as Century 21 NORS
    operating expense...................................   $(1,003)
Add:
  Franchise fees from Owned Brokerage Business .........    12,838
                                                         ----------
  Total.................................................   $11,835
                                                         ==========

   The Franchise fees from the Owned Brokerage Business, which are based on the franchise contracts with the Trust, are calculated at approximately 5.7% of gross commissions earned by the Owned Brokerage Business on sales of real estate properties.

B. OWNED BROKERAGE BUSINESS REVENUE:

   The pro forma adjustment reflects the elimination of revenue generated from Coldwell Banker's 318 formerly owned brokerage offices. Cendant contributed the net assets of the Owned Brokerage Business to the Trust upon consummation of the Coldwell Banker acquisition.

C. OTHER REVENUE:

   The pro forma adjustment reflects the elimination of revenue associated with investment income generated from RCI cash and marketable securities which were distributed in the form of a dividend to the former shareholder of RCI prior to consummation of the RCI acquisition.

D. CAR RENTAL OPERATING COMPANY OPERATIONS:

   At the time Cendant acquired Avis, it had developed and announced a plan (the "Plan") to do the following:

     1. Retain certain assets acquired including; the reservation system, franchise agreements, trademarks, tradenames and certain liabilities.

     2. Segregate the assets used in the car rental operations of ARAC and dispose of approximately 75% of ARAC within one year through an initial public offering ("IPO") thereby diluting Cendant's interest to approximately 25%. All of the proceeds from the IPO would be retained by ARAC.

     3. Enter into a license agreement with ARAC licensing its use of the trademarks and tradename under which Cendant is to provide other franchise services.

   In September 1997, ARAC completed an IPO which diluted Cendant's equity interest in ARAC to approximately 27.5%. The actual results of the IPO and its related impact on the unaudited pro forma consolidated statement of income for the year ended December 31, 1996 does not differ materially from the pro forma effects of the assumptions and estimates used in the preparation of such financial statement.

                             CENDANT CORPORATION
  NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME--(CONTINUED)

    The pro forma adjustments are comprised of the following ($000's):

                                                 FOR THE PERIOD          FOR THE PERIOD
                                                 JANUARY 1, 1996        OCTOBER 17, 1996
                                                     THROUGH                 THROUGH
                                                OCTOBER 16, 1996        DECEMBER 31, 1996        TOTAL
                                             ----------------------- ----------------------- ------------
Historical income before taxes from ARAC
 car rental operations......................              $  69,799
ADJUSTMENTS TO ARAC:
 ELIMINATION OF HISTORICAL EXPENSE
 ASSOCIATED WITH:
 Reservation and information technology
  services (Cendant Expense)(i).............  $ 63,594                $ 16,292                 $  79,886
                                                                                             ============
 Depreciation and amortization..............    27,425
ADDITION OF PRO FORMA EXPENSES ASSOCIATED
 WITH:
 Depreciation and amortization (ii) ........   (14,504)
 Increased financing costs (iii)............      (803)      75,712               $ 16,292
                                             ----------              ---------- -----------
 CENDANT SERVICE FEE ADJUSTMENTS:
  Reservation and information technology
   services (i).............................   (63,594)                (16,292)
  Service fees from franchised
   locations (iv)...........................   (15,562)                 (4,289)
  Royalty payment from Avis Inc. to
   Cendant (v)..............................   (61,505)    (140,661)   (14,854)    (35,435)    $(176,096)
                                             ---------- -----------  ---------- -----------  ============
Adjusted income (loss) before taxes from
 ARAC.......................................                  4,850                (19,143)
 Provision for income taxes.................                  1,945
                                                        -----------             -----------
Adjusted net income (loss) from ARAC .......                  2,905                (19,143)
Cendant's ownership percentage..............                     25%                   100%
                                                        -----------             -----------
Cendant's equity in earnings (loss) of Avis
 Inc.'s car rental operations...............              $     726               $(19,143)    $ (18,417)
                                                        ===========             ===========  ============
OTHER REVENUE ADJUSTMENT:
 Elimination of historical interest income
  related to cash consideration portion of
  Avis acquisition (vi).....................              $   6,000               $     --     $   6,000
                                                        ===========             ===========  ============

------------
(i) Subsequent to the IPO, Cendant retained and operates the telecommunications and computer processing system which services ARAC for reservations, rental agreement processing, accounting and fleet control. The pro forma adjustment reflects a planned contractual agreement with ARAC, under which Cendant charges ARAC at cost for reservation and information technology services provided.

(ii) The estimated fair value of Avis property and equipment intended to be retained by ARAC is $101.0 million, comprised primarily of furniture, fixtures, and leasehold improvements, which is amortized on a straight-line basis over the estimated useful lives, which average seven years. Goodwill acquired by ARAC is valued at $154.0 million and is amortized on a straight line basis over a benefit period of 40 years.

                             CENDANT CORPORATION
  NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME--(CONTINUED)

 (iii) In connection with the acquisition of Avis, approximately $1 billion of tax-advantaged debt was repaid and replaced by a similar amount of non tax-advantaged debt. This resulted in an increase in interest rates, due to the loss of tax benefits from the Employee Stock Ownership Plan ("ESOP") financing which were passed through from various lenders to Avis ($000's):

                  Eliminate former
                  facilities..................   $(127,018)
                  Add current facilities .....     127,821
                                               ------------
                  Increased financing cost ...   $     803
                                               ============

(iv)    Reflects historical franchise fee revenue from third parties.

(v) In connection with the IPO of ARAC, Cendant entered into a 50-year master license agreement with ARAC for ARAC's use of the Avis trademarks and tradename and receives royalty fees based upon 4% of ARAC revenue, escalating to 4.5% of ARAC revenue over a 5-year period. The pro forma adjustment reflects the royalty payment to be made to Cendant from ARAC which is calculated at 4.0% of the revenues generated by ARAC. Such payments are calculated as follows ($000's):

                  Revenues generated by ARAC..  $1,908,985
                  Royalty percentage..........         4.0%
                                               ------------
                  Royalty payment to
                   Cendant....................  $   76,359
                                               ============

(vi) The pro forma adjustment eliminates historical interest income on the portion of cash generated from the Second Quarter 1996 Offering which was used to finance the Avis acquisition.

E. OPERATING EXPENSE:

   The pro forma adjustments reflects the elimination of; (i) royalty payments made by the Century 21 NORS to Century 21 under subfranchise agreements (offset against service fee revenue--see Note A); (ii) the payment of Coldwell Banker stock options as a result of change in control provisions in connection with the acquisition of Coldwell Banker by Cendant and; (iii) a one-time bonus payment paid to RCI employees by the former shareholder of RCI pursuant to the stock purchase agreement in connection with the acquisition of RCI by Cendant ($000's).

                  Franchise fees........  $ 1,003
                  Stock option expense..   40,801
                  Bonus payment.........   33,832
                                         --------
                  Total.................  $75,636
                                         ========

F. OPERATING EXPENSE:

   The pro forma adjustment reflects the elimination of expenses associated with Coldwell Banker's formerly owned brokerage offices (see Note B). The majority of Owned Brokerage Business expenses are directly attributable to such business. Based on Cendant's due diligence of Coldwell Banker, Cendant determined that common expenses were allocated to the Owned Brokerage Business based on a reasonable allocation method. Such allocations were based on the ratio of number of employees, the amount of space occupied and revenue generated by the Owned Brokerage Business relative to Coldwell Banker in the aggregate and multiplied by corresponding common costs as appropriate to determine allocable expenses.

                              CENDANT CORPORATION
  NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME--(CONTINUED)

 G. DEPRECIATION AND AMORTIZATION:

   The pro forma adjustment for depreciation and amortization is comprised of ($000's):

                                                                 COLDWELL     OTHER 1996
                                           RCI         AVIS       BANKER     ACQUISITIONS     TOTAL
                                       ----------- -----------  ---------- --------------  -----------
Elimination of historical expense ....   $(16,097)   $(15,345)    $(9,021)      $  (421)     $(40,884)
Property, equipment and furniture and
 fixtures.............................      6,686       4,924         482           --         12,092
Intangible assets.....................     20,114      24,658       8,495        1,042         54,309
                                       ----------- -----------  ---------- --------------  -----------
Total.................................   $ 10,703    $ 14,237     $   (44)      $  621       $ 25,517
                                       =========== ===========  ========== ==============  ===========

 RCI

   The fair value of RCI's property and equipment is estimated at approximately $55.7 million and is amortized on a straight-line basis over the estimated useful lives, ranging from 7 to 30 years.

   RCI's intangible assets consist of customer lists and goodwill. The fair value of RCI's customer lists are approximately $100 million and are amortized on a straight-line basis over the period to be benefited which is 10 years. The fair value ascribed to customer lists is determined based on the historical renewal rates of RCI members. Goodwill is valued at approximately $477.7 million and is determined to have a benefit period of 40 years, which is based on RCI being a leading provider of services to the timeshare industry, which includes being the world's largest provider of timeshare exchange programs.

 Avis

   The estimated fair value of Avis's property and equipment retained by Cendant is $96.0 million, comprised primarily of reservation equipment and related assets and to the Avis Headquarters office. Such property and equipment is amortized on a straight-line basis over the estimated benefit periods ranging from 5 to 30 years. Avis's intangible assets recorded by Cendant (not applicable to ARAC) are comprised of the Avis trademark, a reservation system and customer data base, and goodwill. The fair value of the Avis trademark is approximately $400 million and is amortized on a straight-line basis over a benefit period of 40 years. The reservation system and customer data base are valued at approximately $95.0 million and $14.0 million, respectively and are amortized on a straight line basis over the periods to be benefited which are 10 years and 6.5 years, respectively.

   Goodwill applicable to the allocated portion of the business to be retained by Cendant is valued at approximately $334.0 million and is determined to have a benefit period of 40 years. This benefit period is based on Avis' position as the second largest car rental system in the world, the recognition of its brand name in the car rental industry and the longevity of the car rental business.

 Coldwell Banker

   The fair value of Coldwell Banker's property and equipment (excluding land) of $15.7 million, is amortized on a straight-line basis over the estimated benefit periods ranging from 5 to 25 years. Coldwell Banker's intangible assets are comprised of franchise agreements and goodwill. The franchise agreements with the brokerage offices comprising the Trust are valued independently of all other franchise agreements with Coldwell Banker affiliates. Franchise agreements within the Trust and independent of the Trust are valued at $218.5 million and $218.7 million, respectively, and are amortized on a straight line basis over the respective benefit periods of 40 years and 35 years, respectively. The benefit period associated with Trust franchise agreements was based upon a long history of gross commission sustained by the Trust. The benefit period associated with the Coldwell Banker affiliates' franchise agreements was based upon the historical profitability of such agreements and historical renewal rates. Goodwill is valued

                             CENDANT CORPORATION
  NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME--(CONTINUED)

at approximately $351.8 million and is determined to have a benefit period of 40 years. This benefit period is based on Coldwell Banker's position as the largest gross revenue producing real estate company in North America, the recognition of its brand name in the real estate brokerage industry and the longevity of the real estate brokerage business.

 Other 1996 Acquisitions

   The fair values of Other 1996 Acquisitions franchise agreements aggregate $61.0 million and are being amortized on a straight-line basis over the periods to be benefited, which range from 12 to 30 years. The estimated fair values of Other Acquisitions goodwill aggregate $187.4 million and are each being amortized on a straight-line basis over the periods to be benefited, which are 40 years.

H. INTEREST EXPENSE:

    Elimination of historical interest expense of ($000's):
     Coldwell Banker.......................................    (3,155)
     RCI...................................................      (399)
     Other 1996 Acquisitions...............................   $(1,493)
    RCI....................................................    15,495
    4-3/4% Notes to finance Other 1996 Acquisitions .......     1,270
                                                            ----------
      Total................................................   $11,718
                                                            ==========

 RCI

   The pro forma adjustment reflects the recording of interest expense on $285 million of borrowings under Cendant's revolving credit facilities at an interest rate of 6.3% which is the variable rate in effect on the date of borrowing. Borrowings represent the amount used as partial consideration in the RCI acquisition.

 4-3/4% Notes

   The pro forma adjustment reflects interest expense and amortization of deferred financing costs related to the February 1996 issuance of the 4-3/4% Notes (5.0% effective interest rate) to the extent that such proceeds were used to finance the acquisitions of ERA ($36.8 million), Travelodge ($39.3 million), and the Century 21 NORS ($95.0 million).

 Effect of a 1/8% variance in variable interest rates

   As mentioned above, interest expense was incurred on borrowings under the Cendant's revolving credit facility which partially funded the acquisition of RCI. Cendant recorded interest expense using the variable interest rate in effect on the respective borrowing dates. The effect on pro forma net income assuming a 1/8% variance in the variable interest rate used to calculate interest expense is immaterial.

I. OTHER EXPENSES:

   The pro forma adjustment eliminates charitable contributions made by the former stockholder of RCI.

                             CENDANT CORPORATION
  NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME--(CONTINUED)

 J. INCOME TAXES:

   The pro forma adjustment to income taxes is comprised of ($000's):

   Reversal of historical (provision) benefit of:

  Cendant..............   $(290,059)
  RCI..................      (3,644)
  Avis.................         (99)
  Coldwell Banker .....      10,432
Pro forma provision....     323,574
                        ------------
    Total..............   $  40,204
                        ============

   The pro forma provisions for taxes were computed using pro forma pre-tax amounts and the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

K. WEIGHTED AVERAGE SHARES OUTSTANDING:

   The pro forma adjustment to weighted average shares outstanding consist of the following (000's):

                                                 ISSUANCE    WEIGHTED
                                                PRICE PER    AVERAGE      ACQUISITION
                                                  SHARE       SHARES          DATE
                                               ----------- ----------  -----------------
Avis Offering.................................    $30.82       8,701   October 17, 1996
RCI...........................................    $31.21       2,074   November 12, 1996
Second Quarter 1996 Offering--Coldwell Banker     $24.96      12,857   May 31, 1996
Second Quarter 1996 Offering--Avis............    $24.96       6,128   October 17, 1996
Century 21 NORS...............................    $20.74         745   April 3, 1996
                                                           ----------
  Total.......................................                30,505
                                                           ==========

   The unaudited Pro Forma Statement of Income of Cendant for the year ended December 31, 1996 is presented as if the acquisitions took place at the beginning of the period thus, the stock issuances referred to above are considered outstanding as of the beginning of the period for purposes of per share calcuations.

L. DAVIDSON, SIERRA AND IDEON MERGER RELATED COSTS AND OTHER UNUSUAL CHARGES

   Includes merger related costs and other unusual charges of $179.9 million ($118.7 million, after-tax), recorded by Cendant in connection with its 1996 mergers with Davidson and Associates, Inc., Sierra On-Line, Inc. and Ideon Group Inc.

   CENDANT MERGER RELATED COSTS AND OTHER UNUSUAL CHARGES

   Cendant, formerly CUC International, Inc. ("CUC"), incurred merger related costs and other unusual charges of $844.9 million ($589.8 million, after-tax) coincident with the merger of CUC with HFS Incorporated on December 17, 1997.